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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated February 20, 2004, accompanying the consolidated financial statements and Schedule II included in the Annual Report of The A Consulting Team, Inc. on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thornton LLP
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Edison, New Jersey
June 1, 2004